Exhibit 1A-6U

THIS AGREEMENT IS SUBJECT TO STRICT REQUIREMENTS FOR ONGOING REGULATORY COMPLIANCE BY THE PARTIES HERETO, INCLUDING, WITHOUT LIMITATION, REQUIREMENTS THAT THE PARTIES TAKE NO ACTION IN VIOLATION OF EITHER THE MICHIGAN MEDICAL MARIHUANA FACILITIES LICENSING ACT OR REGULATION AND TAXATION OF MARIHUANA ACT (TOGETHER WITH ALL RELATED RULES AND REGULATIONS THEREUNDER, THE “ACT”) OR THE GUIDANCE OR INSTRUCTION OF THE MICHIGAN BUREAU OF MARIHUANA REGULATION (THE “REGULATOR”). SECTION 8(P) OF THIS AGREEMENT CONTAINS SPECIFIC REQUIREMENTS AND COMMITMENTS BY THE PARTIES TO MAINTAIN FULLY THEIR RESPECTIVE COMPLIANCE WITH THE ACT AND THE REGULATOR. THE PARTIES HAVE READ AND FULLY UNDERSTAND THE REQUIREMENTS OF SECTION 8(P).

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (“Agreement”) is made and dated effective as of January , 2019 between AEY CAPITAL, LLC, a Michigan limited liability company (“Borrower”) and SPARTAN PARTNERS HOLDINGS, LLC, a Michigan limited liability company (“Lender”).

RECITALS:

A.       Borrower is or will be engaged in the business of cultivating, processing and selling cannabis in the state of Michigan (the “Business”). Borrower may, from time to time, request that Lender or any affiliate thereof lend or advance funds to Borrower to finance capital expenditures or other costs and expense of Borrower with respect to the Business and Lender may be willing to make such funds available to Borrower from time to time on a secured basis, each on the terms and conditions set forth herein.

B.       Lender and Borrower and/or subsidiaries or affiliates of the Lender and Borrower are also entering into a number of agreements including without limitation (i) a Convertible Promissory Note executed by Borrower in favor of Lender, (ii) a Membership Interest Transfer Restriction and Succession Agreement between Lender and Borrower, (iii) a Membership Interest Transfer Restriction and Succession Agreement between Lender and AEY Thrive, LLC (“Thrive”), (iv) a Services Agreement between Spartan Partners Services LLC (“Services”) and Borrower, (v) a Services Agreement between Services and Thrive, (vii) an Equipment Lease Agreement between Services and Borrower, (viii) an Equipment Lease between Services and Thrive, (ix) a License Agreement between Services and Borrower and (x) a License Agreement between Services and Thrive (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Related Agreements”). Capitalized terms used, but not defined, herein shall have the meanings given in the applicable provisions of the UCC (as defined below).

NOW, THEREFORE, in order to evidence and confirm their understandings and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.                   Advances; Maximum Amount; Interest Rate.

(a)               If Borrower has insufficient funds to pay in full its capital expenditures, operating costs and other expenses, or has other working capital or financing needs, with respect to the Business, Borrower may request that Lender provide, or arrange for providing, all or a portion of such funds, providing specific details substantiating the needs as Lender may require. Lender may, in its discretion, but is not required to, provide financing to Borrower for such purposes by advancing funds to or on behalf of Borrower for all or any portion, in Lender’s sole discretion, of such funds (collectively, “Advances”). The principal amount of all Advances outstanding at any time shall not exceed Twenty Million and 0/100 Dollars ($20,000,000.00) without the prior written consent of Lender. Lender’s determination to provide such financing will be based upon such factors as Lender determines in its discretion, including (i) the purpose of the proposed Advance, (ii) the Borrower’s financial condition, (iii) prevailing economic conditions, (iv) prevailing interest rates, (v) availability of capital to Lender on reasonable terms and (vi) Borrower’s business plan and budget and the reasons for the insufficiency. Borrower will use any such Advances solely for such purposes.

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(b)                Subject to the terms and conditions of this Agreement, Borrower may borrow, prepay (in whole or in part) and reborrow any portion of the Advances in accordance with the terms set forth in the Note (as defined herein).

(c)                To evidence any such Advances, concurrently herewith, Borrower shall sign and deliver to Lender a convertible promissory note in favor of Lender and in the form and substance attached hereto as Exhibit A (as amended, restated, supplemented or otherwise modified from time to time, the “Note”).

(d)                Interest shall accrue on the unpaid principal balance of each Advance at the prime interest rate per annum as stated in the Wall Street Journal, Eastern Edition, or comparable publication if the Wall Street Journal is not then published, on the business day immediately preceding the date the applicable Advance is made. Such interest shall be calculated on the basis of a three hundred and sixty five (365) day year and shall accrue from the date of each Advance and shall continue accruing until the Advance is paid in full.

(e)                Regardless of any provision contained in this Agreement or the Note, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on any Advances (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum lawful non-usurious rate of interest allowed under the laws of the state of Michigan (the “Maximum Rate”), and, in the event that Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Advances, and, if the principal balance of the Advances have been paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest Maximum Rate, the parties shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary pre-payments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Advances so that the interest rate is uniform throughout such term.

(f)                 All Advances, and interest accrued thereon, shall be repaid in full by Borrower to Lender upon demand. Notwithstanding the foregoing, (i) all of the outstanding principal amount of all Advances, and interest accrued but unpaid thereon, shall be immediately due and payable by Borrower to Lender upon termination or expiration of this Agreement, or as provided in Section 3 hereof, and (ii) upon termination or expiration of this Agreement or other acceleration of any Advances hereunder, such interest rate shall automatically increase, at the election of the Lender and to the extent permitted by the state of Michigan, to a default rate of four percent (4%) above such prime rate (“Default Rate”), computed from the date of termination, expiration or acceleration, as the case may be. If Lender makes a demand on Borrower for payment of all outstanding Advances and accrued interest accrued, the interest rate on the Advances shall automatically increase to the Default Rate, computed from the date of demand.

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2.                   Collateral and Security Interest.

(a)                In order to secure the timely and complete payment or repayment and performance of all Advances and all other amounts, agreements, liabilities, indemnities and obligations owing or due to Lender by Borrower under, or arising out of, any or all of this Agreement and the Related Agreements, whether now existing or hereafter arising, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, matured or unmatured, or related or unrelated (collectively, the “Obligations”), Borrower hereby grants a continuing, security interest (the “Security Interest”) to Lender in all of the membership interests of Borrower along with Borrower’s real estate, accounts receivable, accounts, contract rights, deposits, deposit accounts, general intangibles, inventory, equipment, fixtures, letter-of-credit rights, instruments, investment property, documents, commercial tort claims, monies and all other assets, wherever located and whether now existing or owned or hereafter acquired or arising, all supporting obligations thereof, and all products and proceeds thereof (collectively, the “Collateral”) to the extent permitted by applicable law. Borrower represents and warrants to Lender that Borrower owns the Collateral free and clear of any adverse liens, security interests and encumbrances. Borrower will defend the Collateral against the claims and demands of any other persons claiming the same or any interest therein. The Security Interest shall be a first and continuing interest in all Collateral.

(b)                For the avoidance of doubt, the “Collateral” shall not include any permits or licenses issued by any local municipality or the Michigan Bureau of Marihuana Regulation (“BMR”) pursuant to Michigan’s Medical Marihuana Facilities Licensing Act or Regulation and Taxation of Marihuana Act, (collectively, the “Licenses”), nor Borrower’s ability to conduct business pursuant to those Licenses and in accordance with the regulations promulgated by the BMR in furtherance of the aforementioned statutory provisions (collectively the “Regulations”). Similarly, the term “Collateral” expressly excludes any inventory of Borrower which may only be cultivated, processed, possessed or sold by virtue of the Licenses and pursuant to the Regulations.

(c)                Borrower will cooperate with Lender and execute all documents and agreements reasonably requested by Lender to enable Lender to further evidence or perfect such security interest or the other provisions of this Agreement, including, without limitation, a deposit account control agreement under the UCC with respect to each deposit account (but, for the avoidance of doubt, not with respect to any segregated account) and Lender shall be entitled to file any financing statement in any jurisdiction to perfect such interest. Borrower appoints Lender as Borrower’s true and lawful agent and attorney-in-fact and authorizes Lender, from time to time, without Borrower's further signature or authorization, to execute, deliver and record in the name of Borrower all financing statements, continuation statements and other documents deemed by Lender to be necessary or advisable to perfect, better perfect or continue and the perfection of such security interest. Lender may exercise and shall have any and all rights and remedies accorded to it by the Uniform Commercial Code in the State of Michigan (the “UCC”) and other applicable law or in equity. This Section 2 shall survive any expiration or termination of this Agreement until all Advances and other Obligations shall have been indefeasibly satisfied in full.

3.                   Event of Default.

(a)                For purposes of this Agreement, an “Event of Default” shall exist if any one or more of the following events shall occur:

(i)                 Borrower fails to pay when due any principal of, or interest on, any Advances or the Note or any other payment due hereunder or under the Note, and such failure shall continue for ten (10) days after such payment became due;

(ii)               Borrower breaches or defaults in the performance of any of its covenants or agreements contained in this Agreement or the Related Agreements (other than failure to pay as addressed in clause (i) above) and such breach or default continues without cure by Borrower for a period of thirty (30) days;

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(iii)             Borrower applies for or consents to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, files a voluntary petition in bankruptcy or makes a general assignment for the benefit of its creditors, or an involuntary petition in bankruptcy is filed with respect to Borrower and is not dismissed within sixty (60) days thereafter, or any order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor or otherwise adjudicating Borrower bankrupt or approving appointment of a receiver, trustee or liquidator of Borrower of all or substantially all of its assets and such order, judgment or decree continues unstayed and in effect for sixty (60) days after its entry;

(iv)              There occurs, in the reasonable judgment of Lender, a material adverse change in the business, assets, properties, liabilities, operations, prospects or financial condition of the Borrower; and/or

(v)                The death, disability or termination of full time employment of any person that the Borrower deems a key employee.

(b)                If an Event of Default shall have occurred and be continuing, then Lender at its option may:

(i)                 Declare the principal of, and all interest then accrued on, the Note and any other Advances, accrued interest or other Obligations of Borrower to Lender hereunder, to be immediately due and payable, whereupon the same shall be immediately due and payable without notice, presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding;

(ii)               Reduce any claim to judgment;

(iii)             Terminate this Agreement and any commitment to make Advances hereunder;

(iv)              To cause all unpaid accrued interest and the outstanding principal balance of the Note to convert in whole, into an equity interest in Borrower, subject to the terms and conditions of such conversion set forth in the Note;

(v)                Without notice of default or demand, pursue and enforce any of Lender’s rights and remedies under this Agreement or otherwise provided under or pursuant to any applicable law or agreement;

(vi)              Sell the Collateral in any manner permitted by the UCC and the Regulations, including a private sale, and upon any such sale of the Collateral, Lender may bid for and purchase the Collateral and apply the expenses of such sale (including, without limitation, attorneys’ fees) as a credit against the Obligations; and/or

(vii)            Exercise any and all rights and remedies accorded to it by the UCC or other applicable law.

4.                   Covenants of Borrower. Borrower agrees with and covenants to Lender that, in order to provide further security to Lender and facilitate the making of any Advances hereunder, until payment in full of all Advances, the Note, accrued interest and all other Obligations and liabilities of Borrower hereunder, Borrower shall:

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(a)                Maintain complete and accurate books and records of its transactions, and will give Lender access during business hours to inspect all books, records and documents of Borrower and permit Lender to make and take away copies thereof;

(b)                As soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, provide to Lender a copy of the audited financials of the Borrower for such year, including a copy of the audited balance sheet of the Borrower as at the end of such year and the related audited statements of income and of cash flows for such year;

(c)                Promptly furnish to Lender, at Lender’s request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrower as Lender may from time to time reasonably request;

(d)                Maintain, or cause or arranged to be maintained, on its properties and assets, insurance from reputable companies in such amounts and covering such risks as is prudent and commercially reasonable and arrange for Lender to be named as additional insured under the insurance policies;

(e)                Furnish to Lender, promptly upon becoming aware of the existence of any condition or event constituting an Event of Default hereunder, written notice specifying the nature and period of existence thereof and any action which Borrower is taking or proposes to take with respect thereto;

(f)                 Promptly notify Lender of (i) any material adverse change in its financial condition or the Business; (ii) any default under any material agreement, contract or other instrument to which Borrower is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by Borrower, (iii) any material adverse claim against or affecting Borrower or any of its properties; (iv) any regulatory inquiry or action of the BMR which could or may adversely impact the Licenses or Borrower’s ability to legally conduct the Business pursuant to the Regulations; and (v) any litigation, or any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower’s property (including those asserted by governmental authorities), if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on Borrower’s financial condition or the Business or might cause an Event of Default;

(g)                Not mortgage, pledge or otherwise encumber or grant a security interest in (except to Lender under this Agreement), or sell or otherwise transfer or remove from the Business office locations (other than in the ordinary course of business), any of the Collateral, or agree to do any of the foregoing, without Lender’s prior written consent;

(h)                Not issue, redeem or allow the transfer of any ownership interest in Borrower or grant options to purchase an ownership interest in Borrower, without Lender’s prior written consent;

(i)                 Not breach or default in the performance of the Licenses; and

(j)                 Not liquidate, dissolve or reorganize, or merge or consolidate with any other company, entity or person, nor agree to do any of the foregoing, without Lender’s prior written consent.

5.                   Term and Termination. The term of this Agreement shall commence effective as of the date hereof and shall terminate:

(a)               Automatically and immediately upon termination or expiration of any of the Related Agreements; or

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(b)               As provided in Section 3(b) in connection with an Event of Default.

6.                   Review of Agreement; Relationship of Parties. Each party has read this Agreement in full, has had the opportunity for independent review by its legal and other counsel, and has consulted with and been advised by such counsel, and the terms and conditions contained herein have been arrived at by arm’s length negotiations between the parties. The parties intend that rules of interpretation or construction of contracts that would construe any ambiguity herein against the draftsman, by virtue of being the draftsman, shall not apply. Nothing contained herein will be construed as creating a partnership, joint venture, franchise or employment relationship between Lender and Borrower.

7.                   Dispute Resolution.

(a)                Disputes. Any dispute, claim or controversy between the parties or among the parties and any affiliate thereof with respect to, that arises out of or that relates to this Agreement or any of the arrangements provided for herein (including any renewals, extensions or modifications thereof), whether arising in contract, tort or by statute and including any dispute, claim or controversy concerning the existence, validity, interpretation, enforceability, performance, breach or termination of this Agreement, the validity or enforceability of this Section 7 and all claims of arbitrability (each, a “Dispute”) shall be resolved exclusively in accordance with this Section 7.

(b)                Attempt to Resolve. If any Dispute does arise, then the parties agree to communicate, promptly and in good faith, with each other to discuss and attempt to resolve the Dispute. The terms of any agreement or resolution reached by the parties in such discussions shall be committed to writing, and such writing shall be treated as confidential and compromise and settlement negotiations for purposes of applicable rules of evidence.

(c)                Mediation. If the Dispute is not resolved pursuant to Section 7(b) within thirty (30) days after the Dispute arises, or if a party fails or refuses timely to engage in such discussions, then upon written demand of either party the Dispute shall be submitted promptly to mediation with a single mediator administered by the American Arbitration Association (“AAA”) or its successor under its commercial mediation rules and procedures in effect at the time the mediation commences, before resorting to arbitration. The mediator shall be selected and appointed in accordance with such AAA rules and procedures. The mediation shall be conducted in Detroit, Michigan. Each party may be represented by one or more attorneys or other selected representative(s). Each party will bear and pay equally the fees and expenses of AAA and the mediator associated with the mediation, and each party will bear its own attorneys’ fees, costs and other expenses in connection with the mediation.

(d)                Arbitration. If the Dispute is not resolved in the course of such mediation, then upon the written demand of either party, such Dispute shall be promptly submitted to and finally resolved by binding arbitration administered by the AAA or its successor in accordance with the AAA commercial arbitration rules and procedures in effect at the time the arbitration commences and the terms of this Section 7. The arbitration shall be conducted before one, neutral arbitrator unless the parties involved in the Dispute agree in writing to a different number of arbitrators within fifteen (15) days after the written demand for arbitration is made. The arbitrator(s) shall be selected and appointed in accordance with such AAA rules and procedures. The same person may not serve both as the mediator and the arbitrator. The arbitration shall be conducted in Detroit, Michigan. Each party may be represented by one or more attorneys or other selected representative(s). The arbitrator(s) will give effect to applicable statutes of limitation in determining any Dispute and may dismiss the arbitration on the basis that the Dispute is barred by such statutes of limitation. For purposes of the application of any statutes of limitation, the filing with the AAA under applicable AAA rules and procedures for arbitration of a demand for arbitration is the equivalent of the filing of a lawsuit. Any Dispute concerning this Section 7 or whether a Dispute is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) may award any appropriate remedy, including monetary damages, injunctive relief or other equitable relief; provided, that the arbitrator(s) may not award punitive or exemplary damages. The award shall be in writing and shall be final and binding on the parties. The award may include interest, as determined by the arbitrator(s), from the date of any default, breach or other accrual of a Dispute until the arbitral award is paid in full. The arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1 et seq.) and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Subject to Section 8(d) hereof, each party will bear and pay equally the fees and expenses of AAA and the arbitrator(s) associated with the arbitration, and each party will bear its own attorneys’ fees, costs and other expenses in connection with the arbitration.

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(e)                Modification. If the arbitrator(s) determines that this Agreement or any part hereof (whether this Agreement itself or together with the other relationships between or involving the parties or any affiliate) are illegal, invalid, unenforceable, void or voidable, then the arbitrator(s) shall determine and effect an equitable modification of this Agreement that complies with applicable law and that approximates as closely as possible the economic arrangements and position of the parties hereunder.

(f)                 Jurisdiction. Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of AAA to resolve all Disputes subject to arbitration under this Agreement. Each party further irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given.

(g)                Equitable Remedies. The procedures set forth in this Section 7 shall be the sole and exclusive procedure for the resolution of Disputes; provided, however, that a party may seek temporary or preliminary injunctive relief for the limited purpose of avoiding irreparable harm, and Lender may seek to enforce any and all rights and remedies accorded to it by the UCC and other applicable law or in equity, in each case in a court of applicable jurisdiction prior to, during or after arbitration without having to submit such matter to mediation, arbitration or the other procedures set forth in this Section 7.

(h)                Waiver of Right to Trial by Jury. By agreeing to binding arbitration pursuant to this Section 7, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute. THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS SECTION 7 IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY.

(i)                 Confidentiality of Dispute Resolution. All mediations and arbitrations pursuant to this Section 7 are confidential and may not be disclosed by the parties, their affiliates, employees, officers, directors, counsel, consultants and expert witnesses, except (i) to the extent necessary to enforce any arbitration award or to enforce other rights of a party, (ii) as required by applicable law, court order or legal process, (iii) in confidence to a party’s owners, directors, officers, employees, attorneys, accountants, advisors, affiliates and other representatives or (iv) for a bona fide business purpose, such as disclosure in confidence to a party’s or its affiliates’ investors, lenders or potential investors, lenders or purchasers; provided, however, that, breach of this confidentiality provision shall not void any arbitral award.

(j)                 Enforceability. The parties have carefully structured this Agreement and the Note and the arrangements hereunder and thereunder to comply fully with applicable laws and have consulted to their satisfaction with their respective legal counsel in connection therewith. Each party acknowledges and agrees that this Agreement, the Note and such arrangements are valid, legal and enforceable obligations of such party. Each of the parties agrees that it, he or she shall not make, assert, maintain or initiate, nor cause to be made, asserted, maintained or initiated, any claim, charge, demand, action, arbitration or proceeding of any type, the basis of which is, in whole or in part, that this Agreement, the Note or any portion thereof, or the relationships created thereby, is illegal. If a party takes any action which is inconsistent with the preceding sentence, then such party shall pay all costs and expenses (including attorneys’ fees) incurred by the other parties in defending or responding to such claim, charge, demand, action, arbitration or proceeding, which payment shall be made promptly to such other party upon its request.

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8.                   Miscellaneous.

(a)                Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed effectively given if and when delivered personally to the recipient, or one (1) business day after being sent to the recipient by nationally recognized overnight private carrier (charges prepaid), or three (3) business days after being mailed to the recipient by certified or registered mail (postage prepaid and return receipt requested). Any party may change the address to which notices are to be addressed by giving the other party notice in such manner.

(b)                Assignment. Neither this Agreement nor any interest herein may be assigned in whole or in part by either party without obtaining the prior written consent of the other party; provided, however, that Lender may assign, delegate, transfer or convey its rights, benefits and/or obligations hereunder (whether by merger, consolidation, operation or otherwise) to a parent, subsidiary or affiliate thereof or to an entity into which Lender is merged or with which Lender is consolidated or to a purchaser of all or substantially all of its assets or capital stock or as part of a corporate reorganization, and Lender may collaterally assign its rights and benefits hereunder to any lender, for security purposes or as collateral, from which Lender or its affiliate obtains financing.

(c)                Binding Effect. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of and shall be binding on the successors and permitted assigns of each of the parties hereto.

(d)                Governing Law; Venue; Attorneys’ Fees. This Agreement shall be governed by the laws of the State of Michigan, without regard to the principles of conflicts of law thereof. This Agreement and its subject matter have substantial contacts with the State of Michigan, and, subject to the provisions of Section 7 hereof, all actions, suits or other proceedings with respect to this Agreement shall be brought only in a court of competent jurisdiction sitting in Michigan. In any such action, suit or proceeding, such court shall have personal jurisdiction of all of the parties hereto, and service of process upon them under any applicable statutes, laws and rules shall be deemed valid and good. In any civil action, arbitration or other proceeding brought to enforce the terms hereof, or to redress a breach of a term hereof or other Dispute, the prevailing party shall be entitled to payment from the non-prevailing party of its reasonable attorneys’ fees and expenses in addition to any damages or other relief to which it may become entitled.

(e)                Federal Cannabis laws. The parties hereto agree and acknowledge that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement with any Federal Cannabis Laws. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with the Act or by the Regulator, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the Act is fully compliant with Federal Cannabis Laws. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

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(f)                 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction and such other provisions shall be valid and enforceable to the fullest extent permitted by law, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g)                Interpretation; Headings. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause, and shall be deemed to be followed by the words “without limitation.” The term “affiliate” means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person, with “control” meaning possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, through ownership of voting securities or equity interests, by contract or otherwise. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural. The divisions of this Agreement into articles, sections and subsections and the use of captions and headings is solely for convenience and shall not affect in any way the meaning or interpretation of this Agreement.

(h)                Amendments. This Agreement and Exhibit attached hereto may not be modified, amended or terminated orally. Any amendments to this Agreement or the Exhibit hereto shall be in writing and executed on behalf of each party by any duly authorized officer thereof.

(i)                 Waiver of Breach. Any waiver of any term and condition of this Agreement must be in writing and signed by the party against whom it is sought to be asserted. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any other provision hereof or of any subsequent or continuing breach of the same or another provision hereof. No failure, neglect or delay on the part of any party in exercising any right hereunder will be deemed a waiver thereof and shall not affect such party’s right to enforce such right, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

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(j)                 Remedies. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law.

(k)                Entire Agreement. With respect to the subject matter of this Agreement, this Agreement (together with the Related Agreements) supersedes any prior agreement or understanding between the parties and constitutes the entire agreement between the parties. The parties specifically acknowledge that, in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others.

(l)                 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. In making proof with respect to this Agreement, it will be necessary to produce only one copy hereof signed by the party to be charged. The parties may deliver executed counterpart signature pages to this Agreement by facsimile transmission, by electronic mail in .pdf form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, and such delivery shall have the same effect as physical delivery of the paper document bearing an original signature.

(m)              No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of Borrower and Lender, and their respective successors and permitted assigns, and nothing herein or in the parties’ course of dealings shall be construed as conferring any third party beneficiary rights or status on any person or entity not a party to this Agreement.

(n)              No Warranties; Limitation of Liability. Lender MAKES NO WARRANTIES, EXPRESS OR IMPLIED, HEREUNDER. IN NO EVENT SHALL Lender BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF, INCLUDING LOST PROFITS, LOST DATA, BUSINESS INTERRUPTIONS OR OTHER ECONOMIC LOSS. THE DISCLAIMERS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF Lender HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(o)                Expenses. Borrower shall reimburse Lender on demand for all out-of-pocket costs, expenses and fees (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with the transactions contemplated hereby including, the collection of the Note, the negotiation, documentation and execution of this Agreement and the Note and the enforcement of Lender’s rights hereunder and thereunder.

(p)                Regulatory Compliance. This Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either the Michigan Medical Marihuana Facilities Licensing Act or the Michigan Regulation and Taxation of Marihuana Act (together with all related rules and regulations thereunder, the “Act”) or the guidance or instruction of the Michigan Bureau of Marihuana Regulation (the “Regulator”). The parties acknowledge and understand that the Act and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of the Act and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Act and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the parties’ original intentions but are responsive to and compliant with the requirements of the Act and/or the Regulator. In furtherance, not limitation of the foregoing, the parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

[ Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BORROWER:

AEY CAPITAL, LLC

By:
Name:	David Malinoski
Title:	Member

LENDER:

SPARTAN PARTNERS HOLDINGS, LLC

By:
Name:	Fabian Monaco
Title:	President

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ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges and consents to the foregoing Credit and Security Agreement, dated as of January ___, 2019 (the “Agreement”), between AEY CAPITAL, LLC, a Michigan limited liability company (“Borrower”) and SPARTAN PARTNERS HOLDINGS, LLC, a Michigan limited liability company as Lender. Unless otherwise defined in this Acknowledgement and Consent (“Acknowledgement”), terms defined in the Agreement have the same meanings when used in this Acknowledgement.

The undersigned further acknowledges and agrees that: (a) although he has signed this Acknowledgement, he is not a party to the Agreement, and does not, and will not, receive any right, benefit, priority or interest under or because of the existence of the Agreement, except for any rights and/or obligations relating to him in his capacity as the sole member of the Borrower pursuant to Section 2 and Section 3 and (b) he will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of the Lender to effectuate the provisions and purposes of the Agreement.

David Malinoski, an individual

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EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

(See attached)